UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	0001-338613	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Limited Partnership Agreement - Regency Energy Partners LP
Amended and Restated Limited Partnership Agreement - Regency GP LP
Amended and Restated Limited Liability Agreement - Regency GP LLC
Omnibus Agreement
Regency GP LLC Long-Term Incentive Plan
Contribution, Conveyance and Assumption Agreement
Third Amended and Restated Credit Agreement - Regency Gas Services LP

Item 1.01 Entry into a Material Definitive Agreement.
General. On January 30, 2006, Regency Energy Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Regency GP LLC (“GP LLC”), Regency GP LP, the general partner of the Partnership (the “General Partner”), Regency Gas Services LP (the “OLP”), Regency Acquisition LP (“Acquisition”) and the Underwriters named therein providing for the offer and sale in a firm commitment underwritten offering of 13,750,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $20.00 per Common Unit ($18.7875 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 2,062,500 Common Units (the “Option”) to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership.
The transactions contemplated by the Underwriting Agreement, including the Option, were consummated on February 3, 2006.
Omnibus Agreement. On February 3, 2006, the closing date of the transactions contemplated by the Underwriting Agreement, Acquisition and the Partnership entered into an omnibus agreement (the “Omnibus Agreement”). As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated January 30, 2006 (File No. 333-128332) and filed on January 31, 2006 with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Omnibus Agreement governs Acquisition’s obligation to indemnify the Partnership against (i) certain environmental and related liabilities (up to but not exceeding $8.6 million) arising during the three years following the closing date out of the operation of the assets contributed to the Partnership on or before the closing date, (ii) certain defects in the easement rights or fee ownership interests in and to the lands on which any assets contributed to the Partnership are located and failure to obtain certain consents and permits necessary to conduct the Partnership’s business that arise within two years after the closing date, and (iii) certain income tax liabilities attributable to the operation of the assets contributed to the Partnership prior to the time they were contributed.
A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Long-Term Incentive Plan. On December 12, 2005, the board of directors of GP LLC adopted the Regency GP LLC Long-Term Incentive Plan (the “Plan”), effective as of February 3, 2006, for employees, consultants and directors of GP LLC and its affiliates who perform services for the Partnership. The Plan provides for the grant of restricted units, phantom units, unit options and substitute awards and, with respect to unit options and phantom units, the grant of distribution equivalent rights, or DERs. Subject to adjustment for certain events, an aggregate of 2,865,584 Common Units may be delivered pursuant to awards under the Plan. The Plan will be administered by the compensation committee of GP LLC’s board of directors.
GP LLC’s board of directors, in its discretion, may terminate the LTIP at any time with respect to any award that has not yet been granted. GP LLC’s board of directors also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of Common Units that may be granted subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant.
A copy of the Plan is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
Other Agreements. The description of the Contribution Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference. A copy of the Credit Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Relationships. Each of Acquisition, GP LLC, the General Partner, the Partnership, Regency OLP GP LLC, the general partner of the Operating Partnership (“OLP GP”), and the Operating Partnership and its subsidiaries are direct or indirect subsidiaries of a partnership controlled by Hicks, Muse, Tate & Furst Incorporated (“Hicks Muse”). As a result, partners of Hicks Muse serve as four of the ten directors of GP LLC, which is the general partner of the General Partner, which in turn is the general partner of the Partnership. As described above, each of Acquisition, GP LLC, the General Partner, the Partnership and the Operating Partnership was a party to the Underwriting Agreement. In addition, as described above, each of Acquisition and the Partnership is a party to the Omnibus Agreement. As described in Item 2.01 below, each of Acquisition, GP LLC, the General Partner, the Partnership and the Operating Partnership is also a party to a Contribution Agreement. The General Partner, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution Agreement. On the closing date, Acquisition, GP LLC, the General Partner, the Partnership and the OLP entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as contemplated by the Prospectus. The Contribution Agreement provided for (i) the transfer of the Operating Partnership and its subsidiaries to the Partnership and (ii) the distribution of cash by the Partnership to affiliates of Hicks Muse. These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.
A copy of the Contribution Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 3, 2006, the OLP’s second amended and restated credit facility was automatically amended and the third amended and restated credit facility of the OLP became effective (the “Credit Facility”). The revolving loan commitments, the ability to increase its term loan commitments, and the maturity dates under the Credit Facility are the same as they were under the second amended and restated credit facility, which includes a $310.0 million term credit facility and a $160.0 million revolving credit facility, including a letters of credit facility of up to $50.0 million. In addition, the OLP has the option to increase the term loan commitments under the Credit Facility on up to four separate occasions, provided that each such increase must be at least $5.0 million, all such increases must not exceed $40.0 million in the aggregate, no default or event of default shall have occurred or would result due to such increase, and all other additional conditions for the increase of term loan commitments set forth in the facility have been met. The OLP’s obligations under the Credit Facility are secured by substantially all of the Partnership’s assets. The revolving loans under the Credit Facility will mature on December 1, 2009, and the term loans thereunder will mature on June 1, 2010.
Interest on borrowings under the Credit Facility is calculated, at the option of the OLP, at either (a) a base rate plus an applicable margin of 1.25% per annum or (b) an adjusted LIBOR rate plus an applicable margin of 2.25% per annum. The OLP must pay (i) a commitment fee equal to 0.50% per annum of the unused portion of the revolving loan commitments, (ii) a participation fee for each revolving lender participating in letters of credit equal to 2.25% per annum of the average daily amount of such lender’s letter of credit exposure, and (iii) a fronting fee to the issuing bank of letters of credit equal to 0.125% per annum of the average daily amount of the letter of credit exposure.
A copy of the Credit Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
In connection with the consummation of the transactions contemplated by the Underwriting Agreement, on the closing date, the Partnership issued (i) 5,353,896 Common Units and 19,103,896 Subordinated Units to Acquisition

in exchange for certain equity interests in the OLP and OLP GP and (ii) incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) to the General Partner in exchange for certain member interests. Each Subordinated Unit will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after December 31, 2008 that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership.
The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On the closing date, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of its initial public offering. A description of the Amended and Restated Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Amended and Restated Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
On the closing date, GP LP amended and restated its Agreement of Limited Partnership. A copy of the Amended and Restated Agreement of Limited Partnership of the LP GP as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.
On the closing date, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement of the General Partner as adopted is filed as Exhibit 3.3 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
Exhibit 3.1	Amended and Restated Limited Partnership Agreement of Regency Energy Partners LP.

Exhibit 3.2	Amended and Restated Limited Partnership Agreement of Regency GP LP.

Exhibit 3.3	Amended and Restated Limited Liability Agreement of Regency GP LLC.

Exhibit 10.1	Omnibus Agreement, dated February 3, 2006, among Regency Energy Partners LP and Regency Acquisition LP.

Exhibit 10.2	Regency GP LLC Long-Term Incentive Plan.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated February 3, 2006, among Regency Energy Partners LP, Regency Gas Services LP, Regency GP LLC, Regency GP LP and Regency Acquisition LP.

Exhibit 10.4	Third Amended and Restated Credit Agreement of Regency Gas Services LP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	REGENCY GP LP,
its General Partner

	By:	REGENCY GP LLC,
its General Partner

		By:	/s/ William E. Joor III

		Name:	William E. Joor III
		Title:	Executive Vice President,
Chief Legal and Administrative Officer
and Secretary
February 9, 2006

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 3.1	Amended and Restated Limited Partnership Agreement of Regency Energy Partners LP.

Exhibit 3.2	Amended and Restated Limited Partnership Agreement of Regency GP LP.

Exhibit 3.3	Amended and Restated Limited Liability Agreement of Regency GP LLC.

Exhibit 10.1	Omnibus Agreement, dated February 3, 2006, among Regency Energy Partners LP and Regency Acquisition LP.

Exhibit 10.2	Regency GP LLC Long-Term Incentive Plan.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated February 3, 2006, among Regency Energy Partners LP, Regency Gas Services LP, Regency GP LLC, Regency GP LP and Regency Acquisition LP.

Exhibit 10.4	Third Amended and Restated Credit Agreement of Regency Gas Services LP.